Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 10, 2025, Brown & Brown, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among RSC Topco, Inc., a Delaware corporation (“RSC”), Encore Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Kelso RSC (Investor), L.P., a Delaware limited partnership. On August 1, 2025, the Company completed its acquisition of RSC for an aggregate purchase price of approximately (i) $8,553 million in cash and (ii) shares of our common stock, par value $0.10 per share (our “common stock”), with a value of approximately $1,045 million (based on the trading price of our common stock on August 1, 2025), issuable to certain stockholders of RSC (the “Equity Consideration”), paid at closing, subject to certain customary adjustments as set forth in the Merger Agreement (the “Transaction”). A portion of the merger consideration is held in escrow as described in Note 4 to this unaudited pro forma condensed combined financial information. RSC is the holding company for Accession Risk Management Group, Inc., a North American insurance distribution platform with a family of specialty insurance and risk management companies, including the Risk Strategies and One80 Intermediaries brands.

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the closing of the Transaction (the “Closing”), Merger Sub merged with and into RSC, following which the separate existence of Merger Sub ceased. RSC continues its existence as the surviving corporation of the Merger as a wholly owned subsidiary of the Company.

The Company funded the purchase price with a combination of (i) net proceeds from a follow-on common stock offering; (ii) net proceeds from the issuance of certain series of unsecured senior notes, and (iii) the Equity Consideration (together, the “Acquisition Financing”), described further in Note 3 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information set forth below has been prepared in accordance with Article 11 of Regulation S-X, as amended, and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•
Audited consolidated financial statements and accompanying notes of the Company as of and for the year ended December 31, 2024 (as contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2025);
•
Unaudited condensed consolidated financial statements and accompanying notes of the Company as of and for the three months ended March 31, 2025 (as contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on April 28, 2025); and
•
Audited consolidated financial statements and accompanying notes of RSC Topco, Inc. and Subsidiaries as of and for the years ended December 31, 2024 and 2023 and unaudited condensed consolidated financial statements and accompanying notes of RSC Topco, Inc. and Subsidiaries as of March 31, 2025 and for the three months ended March 31, 2025 and 2024 (as contained in Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on October 8, 2025).

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of RSC, as adjusted to give effect to the Transaction and the Acquisition Financing (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet as of March 31, 2025, gives effect to the Transactions as if they occurred or had become effective on March 31, 2025. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2025, and for the year ended December 31, 2024, give effect to the Transactions as if they occurred or had become effective on January 1, 2024. Further information about this basis of presentation is provided in Note 1 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has been treated as the acquirer in the Transaction for accounting purposes in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined company.

Provisional estimates of fair value of RSC’s assets acquired and liabilities assumed will be subsequently reviewed and finalized within the first year of operations subsequent to the acquisition date to determine the necessity for adjustments. Fair value adjustments, if any, are most common to the values established for amortizable intangible assets, with the offset to goodwill, net of any income tax effect. Independent third-party valuation specialists were used to assist in determining the fair value of assets acquired and liabilities assumed for the Transaction. As of this filing, the specialists have not completed their analysis; and thus, these fair value estimates are provisional. These provisional fair value estimates will be subsequently reviewed and adjusted based on the results of this valuation.

As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transactions or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025

(in millions)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3	Other Transaction Accounting Adjustments	Note 4	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$669	$171	$8,479	(a)(b)	$(8,293)	(a)	$1,026
Fiduciary cash	1,771	561	—		—		2,332
Commission, fees and other receivables	1,083	460	—		—		1,543
Fiduciary receivables	1,136	292	—		—		1,428
Reinsurance recoverable	447	262	—		—		709
Prepaid reinsurance premiums	480	361	—		—		841
Other current assets	331	142	—		—		473
Total current assets	5,917	2,249	8,479		(8,293)		8,352
Fixed assets, net	327	47	—		—		374
Operating lease assets	197	76	—		—		273
Goodwill	8,111	3,523	—		3,046	(e)	14,680
Amortizable intangible assets, net	1,821	1,277	—		1,955	(b)	5,053
Other assets	387	53	—		—		440
Total assets	$16,760	$7,225	$8,479		$(3,291)		$29,173
LIABILITIES AND EQUITY
Current Liabilities:
Fiduciary liabilities	$2,907	$887	$—		$—		$3,794
Losses and loss adjustment reserve	462	275	—		—		737
Unearned premiums	542	383	—		—		925
Accounts payable	481	365	—		50	(j)	896
Accrued expenses and other liabilities	463	311	—		—		774
Current portion of long-term debt	75	67	—		(67)	(d)	75
Total current liabilities	4,930	2,288	—		(17)		7,201
Long-term debt less unamortized discount and debt issuance costs	3,731	4,574	4,164	(b)	(4,574)	(d)	7,895
Operating lease liabilities	186	60	—		—		246
Deferred income taxes, net	701	34	—		81	(c)	816
Other liabilities	371	233	—		676	(a)	1,280
Equity:
Redeemable Series Preferred Stock	—	363	—		(363)	(d)	—
Common stock	31	16	4	(a)	(15)	(a)(d)	36
Additional paid-in capital	1,107	953	4,311	(a)	(325)	(a)(d)	6,046
Treasury stock	(748)	—	—		—		(748)
Accumulated other comprehensive income	15	(10)	—		10	(d)	15
Non-controlling interests	20	—	—		—		20
Retained earnings	6,416	(1,286)	—		1,236	(d)(j)	6,366
Total equity and mezzanine equity	6,841	36	4,315		543		11,735
Total liabilities and equity	$16,760	$7,225	$8,479		$(3,291)		$29,173

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2025

(in millions, except per share data)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3	Other Transaction Accounting Adjustments	Note 4	Pro Forma Combined
REVENUES
Commissions and fees	$1,385	$414	$—		$—		$1,799
Investment and other income	19	8	—		—		27
Total revenues	1,404	422	—		—		1,826
EXPENSES
Employee compensation and benefits	683	229	—		—		912
Other operating expenses	186	79	—		—		265
Loss on disposal	2	—	—		—		2
Amortization	53	37	—		23	(f)(g)	113
Depreciation	11	3	—		—		14
Interest	46	111	58	(c)	(111)	(g)	104
Change in estimated acquisition earn-out payables	(4)	17	—		—		13
Total expenses	977	476	58		(88)		1,423
Income (loss) before income taxes	427	(54)	(58)		88		403
Income taxes	93	43	(14)	(d)	(35)	(h)(i)	87
Net income (loss) before non-controlling interests	334	(97)	(44)		123		316
Less: Net income attributable to non-controlling interests	3	—	—		—		3
Net income (loss) attributable to the Company	$331	$(97)	$(44)		$123		$313
Net income per share:
Basic	$1.16						$0.94
Diluted	$1.15						$0.92

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2024

(in millions, except per share data)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3	Other Transaction Accounting Adjustments	Note 4	Pro Forma Combined
REVENUES
Commissions and fees	$4,705	$1,599	$—		$—		$6,304
Investment and other income	100	37	—		—		137
Total revenues	4,805	1,636	—		—		6,441
EXPENSES
Employee compensation and benefits	2,406	849	—		—		3,255
Other operating expenses	710	311	—		50	(j)	1,071
Gain on disposal	(31)	—	—		—		(31)
Amortization	178	143	—		94	(f)(g)	415
Depreciation	44	21	—		—		65
Interest	193	474	232	(c)	(474)	(g)	425
Change in estimated acquisition earn-out payables	2	188	—		—		190
Total expenses	3,502	1,986	232		(330)		5,390
Income (loss) before income taxes	1,303	(350)	(232)		330		1,051
Income taxes	301	18	(56)	(d)	(17)	(h)(i)	246
Net income (loss) before non-controlling interests	1,002	(368)	(176)		347		805
Less: Net income attributable to non-controlling interests	9	—	—		—		9
Net income (loss) attributable to the Company	$993	$(368)	$(176)		$347		$796
Net income per share:
Basic	$3.48						$2.40
Diluted	$3.46						$2.36

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in connection with the Company’s acquisition of RSC.

The unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of RSC, as adjusted to give effect to the pro forma adjustments described below.

The pro forma adjustments to the unaudited pro forma condensed combined statements of income have been prepared as if the Transaction occurred on January 1, 2024. The pro forma adjustments to the unaudited pro forma condensed combined balance sheet have been prepared as if the Transaction occurred on March 31, 2025. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions; and therefore, the actual effect of the Transactions may materially differ from the pro forma adjustments.

The historical consolidated financial statements of the Company and RSC were prepared in accordance with U.S. GAAP.

The audited consolidated financial statements and accompanying notes of RSC as of and for the years ended December 31, 2024 and 2023, and the unaudited condensed consolidated financial statements and accompanying notes of RSC as of March 31, 2025 and for the three months ended March 31, 2025 and 2024, are attached as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on October 8, 2025.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, with the Company considered the accounting acquirer of RSC. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired (including intangible assets) and liabilities assumed based upon management’s preliminary estimate of their fair values as of March 31, 2025. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the Closing.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. Management has included certain reclassification and policy alignment adjustments for consistency in presentation as indicated in the subsequent notes (see Note 2 for further details). The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the dates presented. This information should not be construed as representative of the future consolidated results of operations or financial condition of the combined company.

Note 2. Reclassification Adjustments

Certain balances were reclassified from RSC’s historical consolidated financial statements to conform the presentation with that of the Company. These reclassifications are based on management’s preliminary analysis and have no effect on separately reported net assets, equity or net income attributed to stockholders of RSC.

When the Company completes its detailed review of RSC’s chart of accounts and accounting policies, additional reclassification adjustments could be identified that, when conformed, could have a material impact on the combined company’s financial information. Refer to the table below for a summary of the reclassification adjustments made to RSC’s unaudited condensed consolidated balance sheet as of March 31, 2025, to conform its presentation to that of the Company.

(in millions)		As of March 31, 2025
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note	RSC Adjusted Historical
Cash and cash equivalents	Cash and cash equivalents	$171			$171
Fiduciary cash	Restricted Cash	561			561
Commission, fees and other receivables	Premiums, commissions, and fees receivable, net	752	(292)	(a)	460
Fiduciary receivables		—	292	(a)	292
Reinsurance recoverable	Reinsurance recoverables	262	—		262
Prepaid reinsurance premiums	Deferred reinsurance premiums ceded	361	—		361
Other current assets	Prepaid expenses and other current assets	142	—		142
Fixed assets, net	Property and equipment, net	47	—		47
Operating lease assets		—	76	(b)	76
Goodwill	Goodwill	3,523	—		3,523
Amortizable intangible assets, net	Intangible assets, net	1,277	—		1,277
Other assets	Other long-term assets	129	(76)	(b)	53
Total assets	Total assets	$7,225	$—		$7,225

Fiduciary liabilities	Premiums payable	887	—		887
Losses and loss adjustment reserve	Loss and loss adjustment expense reserves	275	—		275
Unearned premiums	Unearned premiums	383	—		383
Accounts payable	Accounts payable and accrued expenses	154	211	(c)	365
	Ceded premiums payable	145	(145)	(c)	—
	Current portion of purchase agreement obligations	154	(154)	(c)	—
Accrued expenses and other liabilities	Other liabilities	223	88	(c)	311
Current portion of long-term debt	Current portion of long-term debt	67	—		67
Long-term debt less unamortized discount and debt issuance costs	Long-term debt, net of debt discount and issuance costs	4,574	—		4,574
Operating lease liabilities		—	60	(d)	60
Deferred income taxes, net		—	34	(d)	34
Other liabilities	Other long-term liabilities	73	160	(d)	233
	Purchase agreement obligation	254	(254)	(d)	—
Total liabilities		7,189	—		7,189
	Redeemable Preferred Stock	363	—		363
Common stock	Common stock	16	—		16
Additional paid-in capital	Additional paid-in capital	953	—		953
Treasury stock		—	—		—
Accumulated other comprehensive income	Accumulated other comprehensive (loss) income	(10)	—		(10)
Non-controlling interests		—	—		—
Retained earnings	Accumulated deficit	(1,286)	—		(1,286)
Total equity	Total shareholders' equity	(327)	—		(327)
Total liabilities and equity	Total liabilities, mezzanine equity and shareholders' equity	$7,225	$—		$7,225

(a) Represents the reclassification of a portion of RSC’s Premiums, commissions, and fees receivable, net to Fiduciary receivables.

(b) Represents reclassification of a portion of RSC’s Other long-term assets to Operating lease assets.

(c) Represents reclassification of a portion of RSC’s Accounts payable and accrued expenses to Accrued expenses and other liabilities and reclassification of RSC’s Ceded premiums payable and Current portion of purchase agreement obligation to Accounts payable.

(d) Represents reclassification of a portion of RSC’s Other long-term liabilities to Operating lease liabilities and Deferred income taxes, net and reclassification of RSC’s Purchase agreement obligation to Other liabilities.

Refer to the tables below for a summary of the reclassification adjustments made to RSC’s unaudited condensed consolidated statements of income for the three months ended March 31, 2025, and for the year ended December 31, 2024, to conform its presentation to that of the Company.

(in millions)		For the Three Months Ended March 31, 2025
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note	RSC Adjusted Historical
Commissions and fees	Commissions	$338	$76	(a)(b)	$414
	Fees	63	(63)	(a)	—
	Contingency and profit share	24	(24)	(a)	—
	Insurance revenue	5	(5)	(a)	—
Investment and other income		—	8	(c)	8
Total revenues	Total revenues	430	(8)		422
Employee compensation and benefits	Commissions, employee compensation, and benefits	245	(16)	(b)	229
Other operating expenses	Professional services	34	45	(d)	79
	Other expenses	45	(45)	(d)	—
Loss on disposal		—	—		—
Amortization	Depreciation and amortization	40	(3)	(e)	37
Depreciation		—	3	(e)	3
Interest		—	111	(f)	111
Change in estimated acquisition earn-out payables	Change in fair value of deferred purchase consideration	17	—		17
Total expenses	Total expenses	381	95		476
	Interest income	5	(5)	(c)	—
	Other income, net	3	(3)	(c)	—
	Interest expense	111	(111)	(f)	—
Income before income taxes	Loss before income taxes	(54)	—		(54)
Income taxes	Income tax expense	43	—		43
Net income before non-controlling interests	Net loss	(97)	—		(97)
Less: Net income attributable to non-controlling interests		—	—		—
Net income attributable to the Company	Net loss	$(97)	$—		$(97)

(a) Represents reclassification of RSC’s Commissions, Fees, Contingency and profit share and Insurance revenue to Commissions and fees.

(b) Represents reclassification of $16 million of third-party broker commission expense to Commission and fees.

(c) Represents reclassification of RSC’s Interest income and Other income, net to Investment and other income.

(d) Represents reclassification of RSC’s Professional services and Other expenses to Other operating expenses.

(e) Represents reclassification of RSC’s Depreciation and amortization to separately present Depreciation and Amortization.

(f) Represents reclassification of RSC’s Interest expense to Interest.

(in millions)		For the Year Ended December 31, 2024
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note	RSC Adjusted Historical
Commissions and fees	Commissions	$1,296	$303	(a)(b)	$1,599
	Fees	245	(245)	(a)	—
	Contingency and profit-share	87	(87)	(a)	—
	Insurance revenue	13	(13)	(a)	—
Investment and other income		—	37	(c)	37
Total revenues	Total revenues	1,641	(5)		1,636
Employee compensation and benefits	Commissions, employee compensation, and benefits	891	(42)	(b)	849
Other operating expenses	Professional services	134	177	(d)	311
	Other expenses	174	(174)	(d)	—
Loss on disposal		—	—		—
Amortization	Depreciation and amortization	164	(21)	(e)	143
Depreciation		—	21	(e)	21
Interest		—	474	(f)	474
Change in estimated acquisition earn-out payables	Change in fair value of deferred purchase consideration	188	—		188
Total expenses	Total expenses	1,551	435		1,986
	Interest income	18	(18)	(c)	—
	Other income, net	19	(19)	(c)	—
	Loss on extinguishment of long-term debt	3	(3)	(d)	—
	Interest expense	474	(474)	(f)	—
Income before income taxes	Loss before income taxes	(350)	—		(350)
Income taxes	Income tax expense	18	—		18
Net income before non-controlling interests	Net loss	(368)	—		(368)
Less: Net income attributable to non-controlling interests		—	—		—
Net income attributable to the Company	Net loss	$(368)	$—		$(368)

(a) Represents reclassification of RSC’s Commissions, Fees, Contingency and profit share and Insurance revenue to Commissions and fees.

(b) Represents reclassification of $42 million of third-party broker commission expense to Commission and fees.

(c) Represents reclassification of RSC’s Interest income and Other income, net to Investment and other income.

(d) Represents reclassification of RSC’s Professional services, Other expenses and Loss on extinguishment of long-term debt to Other operating expenses.

(e) Represents reclassification of RSC’s Depreciation and amortization to separately present Depreciation and Amortization.

(f) Represents reclassification of RSC’s Interest expense to Interest.

Note 3. Acquisition Financing Adjustments

To finance the cash consideration for the Transaction, the Company:

(a) closed on an offering of its common stock, whereby approximately 43 million shares of common stock were issued for net proceeds of $4,315 million, after underwriting discounts and other expenses related to the offering.

(b) closed a debt offering of $4,200 million aggregate principal amount of senior notes with an estimated weighted average interest rate of 5.37% (the “Notes”).

The impacts from the above described offerings (the “Offerings”) to the pro forma condensed combined balance sheet are expected to be as follows:

(a) Reflects the cash proceeds of $4,315 million, net of issuance costs and underwriting discounts related to the offering of common stock.

(b) Reflects the cash proceeds, net of issuance costs and underwriting discounts, of $4,164 related to issuance of the Notes.

The Notes were issued at a principal amount of $4,200 million with issuance costs and underwriting discounts of approximately $36 million that are being amortized over the life of the Notes.

The impacts from the Offerings to the pro forma condensed combined statements of income are expected to be as follows:

(c) Reflects the pro forma interest expense and amortized issuance costs and discounts adjustment for the three months ended March 31, 2025, and for the year ended December 31, 2024, calculated as follows:

(in millions)	Amount
Notes Principal	$4,200
Annual weighted average interest rate	5.37%
Annual interest on Notes	$225

Total estimated Notes issuance costs and underwriting discount	$36
Notes term (years) - weighted average	11.8
Year one amortized debt issuance cost and discount	$7

Pro forma interest and amortization expense for 3 months ended March 31, 2025	$58
Pro forma interest and amortization expense for the year-ended December 31, 2024	$232

(d) Reflects the U.S. income tax benefit of the interest expense related to the Acquisition Financing using an estimated blended U.S. federal and state income tax rate of 24%. The adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates; the effective tax rate herein will vary, potentially materially, from the estimated effective rate in periods subsequent to the Transaction.

Note 4. Other Transaction Accounting Adjustments

Under the terms of the Merger Agreement, the Company acquired RSC for total gross consideration of $9,598 million. The debt and equity transactions to raise the cash necessary to finance the Transaction are discussed in Note 3. The Company is not expected to assume any outstanding borrowings of RSC.

The following table summarizes the sources of estimated purchase consideration and the estimated fair values of the identifiable tangible and intangible assets acquired and liabilities assumed as if the Transaction occurred on March 31, 2025:

(in millions)
Cash paid	$8,293
Common stock issued	629
Escrow holdback liability	676
Total consideration	9,598
Allocation of purchase price:
Cash and equivalents	171
Fiduciary cash	561
Commission, fees and other receivables	460
Fiduciary receivables	292
Reinsurance recoverable	262
Prepaid reinsurance premiums	361
Other current assets	142
Fixed assets	47
Operating lease assets	76
Goodwill	6,569
Amortizable intangible assets, net	3,232
Other assets	53
Total assets acquired	12,226
Fiduciary liabilities	(887)
Losses and loss adjustment reserve	(275)
Unearned premiums	(383)
Accounts payable	(365)
Accrued expenses and other liabilities	(311)
Operating lease liabilities	(60)
Deferred income taxes, net	(115)
Other liabilities	(233)
Total liabilities assumed	(2,629)
Net assets acquired	$9,598

The preliminary estimates are based on the data available to the Company and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired may have a corresponding impact on the amount of goodwill. The goodwill amount represents the total purchase consideration less the preliminary fair value of net assets acquired. When the Company completes its detailed review of RSC’s accounting policies, additional reclassifications could be identified that could have a material impact on the combined Company’s financial information.

The impacts to the pro forma condensed combined balance sheet from the Transaction are expected to be as follows:

(in millions)	Amount
Consideration (a):
Cash	$8,293
Common stock issued	629
Escrow holdback liability	676
Fair value step up of identifiable intangibles (b)	(1,955)
Deferred tax adjustment (c)	81
Elimination of historical RSC debt (d)	(4,641)
Elimination of historical RSC equity (d)	(36)
Total adjustments to goodwill (e)	3,046
Historical RSC goodwill	3,523
Total goodwill from Transaction	$6,569

(a) Reflects consideration for the Transaction including cash of $8,293, the value of approximately 7 million shares of common stock of the Company to be issued to the selling stockholders totaling $629 million and an escrow holdback liability of $676 million. The escrow holdback liability relates to amounts placed in escrow to cover potential costs and runoff claims related to certain discontinued operations, and includes $260 million of cash and $416 million in shares of common stock of the Company.

(b) Reflects the impact of fair value step up of acquired trade names, technology and purchased customer accounts, as compared to the carrying value of RSC’s intangible assets as of March 31, 2025. The estimated fair value of acquired intangible assets is as follows: trade names and technology, $62 million; and purchased customer accounts, $3,170 million.

(c) Reflects adjustments to deferred tax balances for the impact of purchase price adjustments as follows:

(in millions)	Amount
Deferred tax liability for fair value of intangible assets acquired	$(510)
Write off RSC’s existing balance related to historical goodwill	180
Write off RSC’s historical valuation allowance	269
Other	(19)
Net increase in deferred tax liabilities	$(81)

(d) Reflects adjustments to write off RSC’s historical equity and repay outstanding corporate borrowings, which is expected to occur as part of the Transaction.

(e) Reflects the net impact of the consideration and transaction accounting adjustments noted above.

The impacts to the pro forma condensed combined statements of income from the Transaction are expected to be as follows:

(f) Reflects adjustments to intangible amortization expense based on the fair values and estimated useful life below.

The amount of amortization expense recognized following the Closing may differ significantly based upon the final fair value assigned. A 10% change in the valuation of the intangible assets acquired would result in a corresponding increase or decrease in the pro forma amortization expense of approximately $5 million and $24 million for the three months ended March 31, 2025, and the twelve months ended December 31, 2024, respectively.

(in millions)	Purchased Customer Accounts	Trade Names and Technology	Total
Intangible fair value	$3,170	$62	$3,232
Estimated useful life	14	6
Annual straight line amortization expense	$226	$10	$237
Three months straight line amortization expense	$57	$3	$60

(g) Reflects the adjustment for the reversal of RSC’s historical amortization expense on intangible assets and interest related to debt, which is written off in (d) above and is not expected to legally convey as part of the Transaction.

(h) Reflects the U.S. income tax expense of the Transaction's pro forma adjustments using an estimated blended U.S. federal and state income tax rate of 24%. The adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates; the effective tax rate for the combined company will likely vary, potentially materially, from the effective rate in periods subsequent to the Transaction.

(i) Reflects adjustments to income tax expense resulting from the reduction of valuation allowances established for RSC's deferred tax asset balances that may be realized by the combined company. The impact to income taxes is a decrease of $56 million and $96 million for the three months ended March 31, 2025, and the twelve months ended December 31, 2024, respectively.

(j) Reflects the Company's estimated one-time transaction-related costs of $50 million which have not been reflected in the Company’s historical consolidated statements of income for the year ended December 31, 2024 or three months ended March 31, 2025, or balance sheet as of March 31, 2025.

Note 5. Net Income Per Share

Basic net income per share is computed based on the weighted average number of shares of common stock (including participating securities) issued and outstanding during the period. Diluted net income per share is computed based on the weighted average number of shares of common stock issued and outstanding plus equivalent shares, assuming the issuance of all potentially issuable shares of common stock. The dilutive effect of potentially issuable shares of common stock is computed by application of the treasury stock method.

The following table sets forth the computation of pro forma basic and diluted net income per share:

(in millions, except per share data)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Net income attributable to the Company	$331	$993
Net loss attributable to RSC	(97)	(368)
Pro Forma adjustments to net income attributable to the Company	79	171
Pro Forma net income attributable to the Company	$313	$796
Weighted average number of common shares outstanding - basic	283	282
Follow-on public offering and equity consideration	50	50
Pro Forma weighted average number of common shares outstanding - basic	333	332
Dilutive effect of potentially issuable common shares	6	6
Pro Forma weighted average number of common shares outstanding - diluted	339	338
Pro Forma basic net income per share	$0.94	$2.40
Pro Forma diluted net income per share	$0.92	$2.36